UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 13, 2008

MOMENTIVE PERFORMANCE MATERIALS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-146093	20-5748297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

187 Danbury Road

Wilton, CT 06897

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (203) 761-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On May 14, 2008, Momentive Performance Materials Inc. issued a press release announcing its consolidated results for the fiscal three-month period ended March 30, 2008. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 13, 2008, Stan Parker resigned as a member of the Board of Directors of Momentive Performance Materials Inc. (“Momentive”) and its various subsidiaries and, as disclosed below, he was replaced by Justin Stevens. Mr. Parker, however, continues to serve as a director of Momentive Performance Materials Holdings Inc. (“Holdings”) and a member of the Audit, Compensation, and Executive Committees of the Board of Directors (“Board”) of Holdings.

(d) On May 13, 2008, the Board of Holdings increased the size of its Board from seven members to eight members in accordance with the certificate of incorporation and bylaws of Holdings and appointed Justin Stevens to serve as a member of the Board. Mr. Stevens was also appointed a member of the Audit Committee and Environmental, Health and Safety Committee of the Board of Holdings. In addition, on May 13, 2008, Mr. Stevens was appointed to the Board of Directors of Momentive.

Both Mr. Stevens and Mr. Parker are employed at Apollo Management, L.P. (“Apollo”). Apollo and its affiliates beneficially own approximately 90% of the common stock of Holdings.

(e) On May 13, 2008, the Compensation Committee of the Board of Holdings, the parent of Momentive, adopted an Annual Cash Bonus Plan (the “Bonus Plan”). Pursuant to the Bonus Plan, specified employees, including executive officers, of Momentive and its subsidiaries will be eligible to receive cash bonuses based on annual performance goals established under the Plan. For 2008, participants in the Plan are eligible to receive cash bonuses of up to two times their target bonus depending on the achievement of certain EBITDA and Free Cash Flow goals. Target bonuses can be up to 100% of a participant’s base salary.

The foregoing description of the Bonus Plan does not purport to be a complete description of its terms, and the description is qualified in its entirety by reference to the full text of the Bonus Plan, which is annexed as Exhibit 10.1 to the Registrant’s Form 10-Q for the fiscal three-month period ended March 30, 2008.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release of Momentive Performance Materials Inc. dated May 14, 2008, announcing consolidated results for the fiscal three-month period ended March 30, 2008.

99.2	Momentive Performance Materials Holdings Inc. Annual Cash Bonus Plan (filed as Exhibit 10.1 to our Form 10-Q for the fiscal period ended March 30, 2008).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE PERFORMANCE MATERIALS INC.

By:	/s/ Douglas A. Johns
Name:	Douglas A. Johns
Title:	General Counsel and Secretary

Date: May 14, 2008